UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: Date of Earliest Event Reported:	June 28, 2011 June 25, 2011

1111 West Jefferson Street, Suite 200

Boise, Idaho 83702-5388

(Address of principal executive offices) (Zip Code)

(208) 384-7000

(Registrants’ telephone number, including area code)

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.	State or other jurisdiction of incorporation
001-33541 333-166926-04	Boise Inc. BZ Intermediate Holdings LLC	20-8356960 27-1197223	Delaware Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K filing is a combined report being filed separately by two registrants: Boise Inc. and BZ Intermediate Holdings LLC. Unless the context indicates otherwise, any reference in this report to the “company,” “we,” “us,” “our,” or “Boise” refers to Boise Inc. together with BZ Intermediate Holdings LLC and its consolidated subsidiaries.

Item 1.01	Entry into a Material Definitive Agreement.

On June 25, 2011, OfficeMax Incorporated and Boise Inc. (through its wholly owned subsidiary, Boise White Paper, L.L.C.) entered into a new Paper Purchase Agreement (the “Agreement”), whereby OfficeMax has agreed to purchase office papers from Boise, and Boise has agreed to supply office papers to OfficeMax, subject to the terms and conditions of the Agreement. The Agreement supersedes the paper purchase agreement executed by the parties in 2004. For more information about the termination of the prior agreement, please refer to Item 1.02 of this current report on Form 8-K.

The Agreement sets forth the commercial terms of the customer/supplier relationship, some of which will be subject to a confidential treatment request to be submitted to the Securities and Exchange Commission. Without disclosing those confidential terms, the Agreement requires OfficeMax to buy and Boise to supply virtually all of OfficeMax’s North American requirements for office papers through 2012. After 2012, the Agreement provides OfficeMax more flexibility to purchase specified paper grades and volumes from other paper producers with commensurate changes to the pricing of paper volumes purchased from Boise. Nevertheless, after 2012, but before any ramp-down period, the Agreement requires OfficeMax to buy and Boise to supply at least 80% of OfficeMax’s requirements for office papers and incents OfficeMax to purchase substantially all of its requirements for office papers throughout the term of the Agreement.

The Agreement terminates on December 31, 2017; however, there are specified circumstances that could cause the Agreement to be extended past 2017, or cause it to terminate before December 31, 2017. Market circumstances could cause the Agreement to terminate as early as December 31, 2012. If this were to occur, the Agreement provides for a four-year ramp down period. If the Agreement terminates after December 31, 2012, the Agreement provides for a two-year ramp down period.

The foregoing description of the Paper Purchase Agreement is qualified in its entirety by reference to the redacted text of the Agreement, which will be filed with our quarterly report on Form 10-Q for the period ended June 30, 2011.

Item 1.02	Termination of a Material Definitive Agreement.

On June 25, 2011, OfficeMax Incorporated and Boise Inc. (through its wholly owned subsidiary, Boise White Paper, L.L.C.) jointly terminated the paper supply agreement executed by the parties on April 28, 2004. Pursuant to the earlier agreement, OfficeMax was required to purchase from Boise all of OfficeMax’s North American requirements for cut-size office papers, to the extent Boise chose to supply such papers to OfficeMax, through December 2012. OfficeMax’s purchase obligations under the agreement were to phase out over a four-year period beginning one year after the delivery of notice of termination, but not prior to December 31, 2012. The parties terminated this agreement upon the execution of the new Paper Purchase Agreement, described above in Item 1.01 of this current report on Form 8-K. There were no penalties paid by either party with respect to the termination.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibit is filed as part of this current report on Form 8-K:

Exhibit Number	Description

Exhibit 99.1	Joint Boise Inc. and OfficeMax Incorporated News Release dated June 28, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

BOISE INC.		BZ INTERMEDIATE HOLDINGS LLC

By	/s/ Karen E. Gowland	By	/s/ Karen E. Gowland

	Karen E. Gowland Senior Vice President, General Counsel and Secretary		Karen E. Gowland Senior Vice President, General Counsel and Secretary

Date:   June 28, 2011